Exhibit 99.1 FOR IMMEDIATE RELEASE

Green Plains Inc. Announces Leadership Transition
•Todd Becker to Depart from Green Plains After 17 Years as CEO
•Executive Committee to Lead the Company Until a Successor Is Appointed
•Board of Directors Has Initiated a Search for a New CEO

OMAHA, Neb. Feb 28, 2025, (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) ) (“Green Plains,” the “Company,” “we” or “us”) today announced that its President and Chief Executive Officer, Todd Becker, is departing after more than 17 years at the Company, effective March 1, 2025.

Pursuant to its CEO succession plan, the Board of Directors (the “Board”) has engaged a leading executive search firm to help identify a new Chief Executive Officer. The Board has also created an Executive Committee, comprised of Imre Havasi, Senior Vice President – Head of Trading and Commercial Operations, Michelle Mapes, Chief Legal & Administration Officer, Chris Osowski, Executive Vice President – Operations and Technology, and Jamie Herbert, Chief Human Resources Officer, to lead the Company until Mr. Becker’s successor is appointed.

“Todd has played an important role in Green Plains’ growth and progress since 2008, driving the Company’s ambitious transformation plan,” stated Jim Anderson, Chairman of the Green Plains Board. “On behalf of the Board, I want to thank Todd for his relentless dedication to the Company, our employees and our stakeholders over the past 17 years. It has been a privilege to work with Todd and we wish him the best in his next pursuits.”

Mr. Anderson continued, “Over the last year, the Board has been carefully evaluating the Company’s business plan and strategic alternatives with a focus on maximizing risk-adjusted value for shareholders. As part of this initiative, the Board and leadership team have developed a business restructuring and simplification plan designed to position Green Plains for sustainable, profitable growth.”

“As we outlined earlier this month, we have made significant progress on these efforts,” continued Mr. Anderson. “To date, we have realized $30 million in annualized cost reductions and we are now implementing the second phase of our expense reduction initiative, targeting at least $20 million in additional annualized savings. We are confident that these cost reductions, combined with our investments in our technology and infrastructure, will create a more efficient, durable, and attractive business.”

“It has been a great honor to lead Green Plains as CEO since 2009,” said Todd Becker. “I am excited by the direction in which Green Plains is moving, and I want to thank our employees and my fellow directors who have worked tirelessly to position the Company for lasting success.”

The Company also announced today that Patrich Simpkins will move from Chief Transformation Officer of Green Plains to Chief Executive Officer of Fluid Quip Technologies, LLC, a majority owned subsidiary of the Company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels and renewable feedstocks for advanced biofuels. Green Plains is an innovative producer of Sequence™ and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. For more information, visit www.gpreinc.com.

Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as "believe," "intend," "expect," "may," "should," "will," "anticipate," "could," "estimate," "plan," "predict," "project" and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the merger; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company.

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the "Risk Factors" section of the company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the "SEC"), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Green Plains Inc. Contact
Investor Relations | 402.884.8700 | investor@gpreinc.com

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